Assured Guaranty Ltd. Reports Results for Second Quarter 2018

•	Shareholders' equity per share, non-GAAP operating shareholders' equity[1] per share and non-GAAP adjusted book value[1] per share reached new records at $60.52, $58.60 and $82.83, respectively.

•	Gross written premiums and PVP[1] reached 10-year records of $393 million and $454 million, respectively.

•	Reinsurance assumption and commutation transaction with Syncora Guarantee Inc. (SGI Transaction) was closed on June 1, 2018.

–
On a GAAP basis, the SGI Transaction generated gross written premiums of $330 million, plus $86 million in expected future credit derivative revenue, and included transactions with $131 million in expected losses.

–	On a non-GAAP basis, the SGI Transaction generated PVP of $391 million, and included transactions with $83 million[2] in expected losses.

–	The SGI Transaction reduced shareholders' equity by $0.16 per share, and increased non-GAAP adjusted book value by $2.25 per share.

•
The Board of Directors approved an incremental $250 million share repurchase authorization. In second quarter 2018, 4.2 million shares were repurchased for $152 million, bringing year-to-date repurchases (through August 1, 2018) to 8.3 million shares or $300 million.

•	Net income was $75 million, or $0.67 per share.

•	Non-GAAP operating income[1] was $74 million, or $0.66 per share.

Hamilton, Bermuda, August 1, 2018 -- Assured Guaranty Ltd. (NYSE: AGO) (AGL and, together with its consolidated entities, Assured Guaranty or the Company) announced today its financial results for the three-month period ended June 30, 2018 (second quarter 2018).

1 Please see “Explanation of Non-GAAP Financial Measures.” When a financial measure is described as "operating," it is a non-GAAP financial measure.
2 Expected losses acquired in the SGI Transaction were $83 million when using the 6% discount rate used for PVP. On a GAAP basis, expected losses are discounted at the risk-free rates, and were $131 million (see "economic loss development").

Summary Financial Results
(in millions, except per share amounts)

	Quarter Ended
	June 30,
	2018	2017

Net income	$75	$153
Non-GAAP operating income(1)	74	141
Gain (loss) related to the effect of consolidating financial guaranty variable interest entities (FG VIE consolidation) included in non-GAAP operating income	(4)	5

Net income per diluted share	$0.67	$1.24
Non-GAAP operating income(1) per diluted share	0.66	1.16
Gain (loss) related to FG VIE consolidation included in non-GAAP operating income per diluted share	$(0.03)	$0.05

Diluted shares	112.9	122.7

Gross written premiums (GWP)	$393	$79
Present value of new business production (PVP)(1)	454	70
Gross par written	14,571	5,140

Summary Financial Results (continued)
(in millions, except per share amounts)

	As of
	June 30, 2018		December 31, 2017
	Amount	Per Share	Amount	Per Share

Shareholders' equity	$6,634	$60.52	$6,839	$58.95
Non-GAAP operating shareholders' equity (1)	6,423	58.60	6,521	56.20
Non-GAAP adjusted book value (1)	9,079	82.83	9,020	77.74
Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity	7	0.07	5	0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value	(12)	(0.11)	(14)	(0.12)

Common shares outstanding	109.6		116.0
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

“For the fourth consecutive year, we increased our future earnings power by completing a substantial strategic transaction within our industry,” said Dominic Frederico, President and CEO of Assured Guaranty. “The closing of our reinsurance transaction with Syncora Guarantee Inc. brought about record new business results in the second quarter of 2018. We continue to lead the municipal bond insurance industry and insured 57% of U.S. municipal bond par volume issued with insurance year-to-date.  And once again, we reached new highs for per share shareholders’ equity, non-GAAP operating shareholders’ equity and non-GAAP adjusted book value."

Second Quarter Results

GAAP Financial Information

Net income for second quarter 2018 was $75 million, compared with net income of $153 million for the three-month period ended June 30, 2017 (second quarter 2017). The decrease was primarily attributable to changes in foreign exchange rates, lower net earned premiums, and a commutation loss of $18 million related to the SGI Transaction. Additionally, the second quarter 2017 effective tax rate was lower than second quarter 2018 due primarily to the release of $37 million in tax reserves for uncertain tax positions in second quarter 2017. Unrealized gains on credit derivatives and lower loss and loss adjustment expenses (LAE) partially offset the decline in net income in second quarter 2018.

Foreign exchange gains and losses relate primarily to remeasurement of premiums receivable and are due mainly to changes in the exchange rate of the British pound sterling relative to the United States (U.S.) dollar. Second quarter 2018 foreign exchange losses were $34 million, compared with gains of $21 million in second quarter 2017.

Net earned premiums in second quarter 2018 were $136 million, compared with $162 million in second quarter 2017. The decline in net earned premiums was attributable mainly to reduced refunding activity due to a reduction in the insured portfolio as well as fewer advanced refunding bonds, caused by changes in tax law.

Loss and LAE was a loss of $44 million in second quarter 2018 compared with $72 million in second quarter 2017. The losses in each period were primarily attributable to Puerto Rico exposures.

Fair value gains on credit derivatives were $48 million in second quarter 2018, compared with losses of $6 million in second quarter 2017. Second quarter 2018 fair value gains were attributable primarily to price improvements on the underlying collateral of the Company's insured credit default swaps, while second quarter 2017 losses were attributable primarily to narrowing of the Company's credit spreads. Except for credit impairment, the fair value adjustments on credit derivatives in the insured portfolio are non-economic adjustments that reverse to zero over the remaining term of that portfolio.

Condensed Consolidated Statements of Operations (unaudited)
(in millions)

	Quarter Ended
	June 30,
	2018	2017
Revenues:
Net earned premiums	$136	$162
Net investment income	99	101
Net realized investment gains (losses)	(2)	15
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	1	5
Net unrealized gains (losses)	47	(11)
Net change in fair value of credit derivatives	48	(6)
Fair value gains (losses) on financial guaranty variable interest entities (FG VIEs)	2	12
Commutation gains (losses)	(18)	—
Other income (loss)	(44)	24
Total revenues	221	308
Expenses:
Loss and LAE	44	72
Amortization of deferred acquisition costs	4	4
Interest expense	24	25
Other operating expenses	62	57
Total expenses	134	158
Income (loss) before income taxes	87	150
Provision (benefit) for income taxes	12	(3)
Net income (loss)	$75	$153

Economic Loss Development

Economic loss development in second quarter 2018 was a loss of $19 million, which primarily comprised increases in expected losses on certain Puerto Rico exposures. This was partially offset by a benefit of $28 million in U.S. residential mortgage-backed securities (RMBS) that was mainly related to improved collateral performance. The SGI Transaction added $131 million of net expected loss on June 1, 2018, comprising primarily U.S. RMBS transactions.

Roll Forward of Net Expected Loss to be Paid (1)
(in millions)

	Net Expected Loss to be Paid (Recovered) as of March 31, 2018	Net Expected Loss to be Paid on SGI Portfolio as of June 1, 2018	Economic Loss Development/ (Benefit)	Losses (Paid)/ Recovered	Net Expected Loss to be Paid (Recovered) as of June 30, 2018

Public finance	$1,050	$1	$53	$(22)	$1,082
U.S. RMBS	219	130	(28)	5	326
Other structured finance	29	—	(6)	1	24
Total	$1,298	$131	$19	$(16)	$1,432
________________________________________________

(1)
Economic loss development represents the change in net expected loss to be paid attributable to the effects of changes in assumptions based on observed market trends, changes in discount rates, accretion of discount and the economic effects of loss mitigation efforts. Economic loss development is the principal measure that the Company uses to evaluate the loss experience in its insured portfolio. Expected loss to be paid includes all transactions insured by the Company, whether written in insurance or credit derivative form, regardless of the accounting model prescribed under accounting principles generally accepted in the United States of America (GAAP).

New Business Production

Financial guaranty GWP includes amounts collected upfront on new business written, the present value of future premiums on new business written (discounted at risk free rates), as well as the effects of changes in the estimated lives of transactions in the inforce book of business. Non-financial guaranty GWP is recorded as premiums are received. Non-GAAP PVP includes upfront premiums and future installments on new business as estimated at the time of issuance, discounted at 6% for all contracts.

New Business Production
(in millions)

	Quarter Ended June 30,
	2018			2017
	GWP	PVP(1)	Gross Par Written	GWP	PVP(1)	Gross Par Written

Public finance - U.S.	$170	$234	$10,675	$44	$46	$4,832
Public finance - non - U.S.	55	53	3,345	26	14	181
Structured finance - U.S.	158	158	393	1	0	—
Structured finance - non-U.S.	10	9	158	8	10	127
Total	$393	$454	$14,571	$79	$70	$5,140
________________________________________________

(1)	Please see “Explanation of Non-GAAP Financial Measures” at the end of this press release.

GWP and PVP for second quarter 2018 reached 10-year records due to the assumption of substantially all of the insured portfolio of Syncora Guarantee Inc. (SGI). On a GAAP basis, the SGI Transaction generated GWP of $330 million, plus $86 million in expected future credit derivative revenue, and included transactions with $131 million in expected losses (discounted at a risk-free rate on a GAAP basis). On a non-GAAP basis, PVP was $391 million, and included transactions with expected losses of $83 million (discounted at 6% consistent with the PVP discount rate). The components of new business production generated by the SGI Transaction are presented below.

Assumed SGI Insured Portfolio
(in millions)

	GWP	PVP (1)
	Financial Guaranty	Financial Guaranty	Credit Derivatives	Total	Gross Par Written (1)
Public Finance—U.S.	$123	$118	$67	$185	$7,559
Public Finance—non-U.S.	50	38	12	50	3,345
Structured Finance—U.S.	157	156	—	156	349
Structured Finance—non-U.S.	0	0	—	0	19
Total	$330	$312	$79	$391	$11,272
____________________

(1)	PVP and Gross Par Written in the table above are based on "close date," when the transaction settles. See “Explanation of Non-GAAP Financial Measures, PVP or Present Value of New Business Production.”

Excluding the assumed business from SGI, U.S. public finance PVP was 7% higher compared to second quarter 2017, despite a 7% decline in new U.S. municipal bonds issued. In second quarter 2018, Assured Guaranty once again guaranteed the majority of insured par issued.

Outside the U.S. the Company closed United Kingdom regulated utility transactions in the secondary market. This is the eleventh consecutive quarter that the Company generated new business outside the U.S. Quarterly business activity in the international infrastructure sector is influenced by typically long lead times and therefore may vary from quarter to quarter.

In addition, the Company closed insurance and reinsurance aircraft residual value insurance policies, comprising substantially all of the non-U.S. structured finance new business in second quarter 2018 and second quarter 2017. Structured finance transactions tend to have long lead times and may vary from period to period.

Other Non-GAAP Financial Measures

Non-GAAP operating income was $74 million in second quarter 2018, compared with $141 million in second quarter 2017. Non-GAAP operating income in second quarter 2018 was lower primarily due to lower net earned premiums and commutation losses in second quarter 2018, and a higher effective tax rate in second quarter 2018, offset in part by lower loss expense.

Common Share Repurchases

Summary of Share Repurchases
(in millions, except per share amounts)

	Amount	Number of Shares	Average Price Per Share

2018 (January 1 - March 31)	$98	2.79	$35.20
2018 (April 1 - June 30)	152	4.16	36.48
2018 (July 1 - August 1)	50	1.36	36.84
Total 2018	$300	8.31	$36.11

From 2013 through August 1, 2018, the Company repurchased a total of 89.6 million common shares at an average price of $28.08, representing approximately 46% of the total shares outstanding at the beginning of the repurchase program in 2013. On August 1, 2018, the Board of Directors approved an incremental $250 million share repurchase authorization. As of August 1, after combining the remaining authorization and the new authorization, the Company was authorized to purchase $298 million of its common shares. These repurchases can be made from time to time in the open market or in privately negotiated transactions.

As in the past, the Company's execution of its capital management strategy is contingent upon its available free cash and the capital position of the parent company, market conditions, the maintenance of its strong financial strength ratings and other factors. The repurchase program may be modified, extended or terminated by the Board of Directors at any time. It does not have an expiration date.

Condensed Consolidated Balance Sheets (unaudited)
(in millions)

	As of
	June 30, 2018	December 31, 2017
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value	$10,225	$10,674
Short-term investments, at fair value	911	627
Other invested assets	102	94
Total investment portfolio	11,238	11,395
Cash	185	144
Premiums receivable, net of commissions payable	932	915
Ceded unearned premium reserve	66	119
Deferred acquisition costs	102	101
Salvage and subrogation recoverable	425	572
FG VIE assets, at fair value	627	700
Other assets	557	487
Total assets	$14,132	$14,433
Liabilities and shareholders' equity
Liabilities
Unearned premium reserve	$3,635	$3,475
Loss and LAE reserve	1,327	1,444
Long-term debt	1,264	1,292
Credit derivative liabilities	258	271
FG VIE liabilities with recourse, at fair value	571	627
FG VIE liabilities without recourse, at fair value	108	130
Other liabilities	335	355
Total liabilities	7,498	7,594
Shareholders' equity
Common stock	1	1
Additional paid-in capital	321	573
Retained earnings	6,159	5,892
Accumulated other comprehensive income	152	372
Deferred equity compensation	1	1
Total shareholders' equity	6,634	6,839
Total liabilities and shareholders' equity	$14,132	$14,433

Explanation of Non-GAAP Financial Measures

To reflect the key financial measures that management analyzes in evaluating the Company’s operations and progress towards long-term goals, the Company discloses both financial measures determined in accordance with GAAP and financial measures not determined in accordance with GAAP (non-GAAP financial measures).

Financial measures identified as non-GAAP should not be considered substitutes for GAAP financial measures. The primary limitation of non-GAAP financial measures is the potential lack of comparability to financial measures of other companies, whose definitions of non-GAAP financial measures may differ from those of the Company.

By disclosing non-GAAP financial measures, the Company gives investors, analysts and financial news reporters access to information that management and the Board of Directors review internally. The Company believes its presentation of non-GAAP financial measures, along with the effect of FG VIE consolidation, provides information that is necessary for analysts to calculate their estimates of Assured Guaranty’s financial results in their research reports on Assured Guaranty and for investors, analysts and the financial news media to evaluate Assured Guaranty’s financial results.

GAAP requires the Company to consolidate certain VIEs that have issued debt obligations insured by the Company. However, the Company does not own such VIEs and its exposure is limited to its obligation under its financial guaranty insurance contract. Management and the Board of Directors use non-GAAP financial measures adjusted to remove FG VIE consolidation (which the Company refers to as its core financial measures), as well as GAAP financial measures and other factors, to evaluate the Company’s results of operations, financial condition and progress towards long-term goals. The Company uses these core financial measures in its decision making process and in its calculation of certain components of management compensation. Wherever possible, the Company has separately disclosed the effect of FG VIE consolidation.

Many investors, analysts and financial news reporters use non-GAAP operating shareholders’ equity, adjusted to remove the effect of FG VIE consolidation, as the principal financial measure for valuing AGL’s current share price or projected share price and also as the basis of their decision to recommend, buy or sell AGL’s common shares. Many of the Company’s fixed income investors also use this measure to evaluate the Company’s capital adequacy.

Many investors, analysts and financial news reporters also use non-GAAP adjusted book value, adjusted to remove the effect of FG VIE consolidation, to evaluate AGL’s share price and as the basis of their decision to recommend, buy or sell the AGL common shares. Non-GAAP operating income adjusted for the effect of FG VIE consolidation enables investors and analysts to evaluate the Company’s financial results in comparison with the consensus analyst estimates distributed publicly by financial databases.

The core financial measures that the Company uses to help determine compensation are: (1) non-GAAP operating income, adjusted to remove the effect of FG VIE consolidation, (2) non-GAAP operating shareholders' equity, adjusted to remove the effect of FG VIE consolidation, (3) growth in non-GAAP adjusted book value per share, adjusted to remove the effect of FG VIE consolidation, and (4) PVP.

The following paragraphs and tables define each non-GAAP financial measure disclosed by the Company and describe why it is useful. A reconciliation of the non-GAAP financial measure and the most directly comparable GAAP financial measure is presented below.

Non-GAAP Operating Income

Management believes that non-GAAP operating income is a useful measure because it clarifies the understanding of the underwriting results and financial condition of the Company and presents the results of operations of the Company excluding the fair value adjustments on credit derivatives and CCS that are not expected to result in economic gain or loss, as well as other adjustments described below. Management adjusts non-GAAP operating income further by removing FG VIE consolidation to arrive at its core operating income measure. Non-GAAP operating income is defined as net income (loss) attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of realized gains (losses) on the Company’s investments, except for gains and losses on securities classified as trading. The timing of realized gains and losses, which depends largely on market credit cycles, can vary considerably across periods. The timing of sales is largely subject to the Company’s discretion and influenced by market opportunities, as well as the Company’s tax and capital profile.

2) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives that are recognized in net income, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, the Company's credit spreads, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of fair value gains (losses) on the Company’s CCS that are recognized in net income. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

4) Elimination of foreign exchange gains (losses) on remeasurement of net premium receivables and loss and LAE reserves that are recognized in net income. Long-dated receivables and loss and LAE reserves represent the present value of future contractual or expected cash flows. Therefore, the current period’s foreign exchange remeasurement gains (losses) are not necessarily indicative of the total foreign exchange gains (losses) that the Company will ultimately recognize.

5) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Summary Reconciliation of
GAAP Net Income to Non-GAAP Operating Income (1)
(in millions, except per share amounts)

	Quarter Ended June 30,
	2018		2017
	Total	Per Diluted Share	Total	Per Diluted Share

Net income (loss)	$75	$0.67	$153	$1.24
Less pre-tax adjustments:
Realized gains (losses) on investments	(2)	(0.01)	15	0.13
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	44	0.39	(20)	(0.17)
Fair value gains (losses) on committed capital securities (CCS) (2)	(1)	(0.01)	2	0.01
Foreign exchange gains (losses) on remeasurement of premiums receivable and loss and LAE reserves (2)	(34)	(0.30)	21	0.17
Total pre-tax adjustments	7	0.07	18	0.14
Less tax effect on pre-tax adjustments	(6)	(0.06)	(6)	(0.06)
Non-GAAP operating income	$74	$0.66	$141	$1.16

Gain (loss) related to FG VIE consolidation (net of tax provision (benefit) of $(1) and $4) included in non-GAAP operating income	$(4)	$(0.03)	$5	$0.05
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2) Included in other income (loss) in the condensed consolidated statements of operations.

Non-GAAP Operating Income Adjustments and
Effect of FG VIE Consolidation
(in millions)

	Quarter Ended		Quarter Ended
	June 30, 2018		June 30, 2017
	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)	Non-GAAP Operating Income Adjustments (1)	Effect of FG VIE Consolidation (2)
Adjustments to revenues:
Net earned premiums	$—	$(3)	$—	$(4)
Net investment income	—	(1)	—	(1)
Net realized investment gains (losses)	(2)	—	15	—
Net change in fair value of credit derivatives	43	—	(12)	—
Fair value gains (losses) on FG VIEs	—	2	—	12
Other income (loss)	(35)	0	23	0
Total revenue adjustments	6	(2)	26	7
Adjustments to expenses:
Loss expense	(1)	3	8	(2)
Total expense adjustments	(1)	3	8	(2)
Pre-tax adjustments	7	(5)	18	9
Tax effect of adjustments	6	(1)	6	4
After-tax adjustments	$1	$(4)	$12	$5
________________________________________________

(1)
The "Non-GAAP Operating Income Adjustments" column represents the amounts recorded in the condensed consolidated statements of operations that the Company removes to arrive at non-GAAP operating income.

(2)
The "Effect of FG VIE Consolidation" column represents the amounts included in the condensed consolidated statements of operations and non-GAAP operating income that the Company removes to arrive at the core financial measures that management uses in certain of its compensation calculations and its decision making process.

Non-GAAP Operating Shareholders’ Equity and Non-GAAP Adjusted Book Value

Management believes that non-GAAP operating shareholders’ equity is a useful measure because it presents the equity of the Company excluding the fair value adjustments on investments, credit derivatives and CCS, that are not expected to result in economic gain or loss, along with other adjustments described below. Management adjusts non-GAAP operating shareholders’ equity further by removing FG VIE consolidation to arrive at its core operating shareholders' equity and core adjusted book value.

Non-GAAP operating shareholders’ equity is the basis of the calculation of non-GAAP adjusted book value (see below). Non-GAAP operating shareholders’ equity is defined as shareholders’ equity attributable to AGL, as reported under GAAP, adjusted for the following:

1) Elimination of non-credit-impairment unrealized fair value gains (losses) on credit derivatives, which is the amount of unrealized fair value gains (losses) in excess of the present value of the expected estimated economic credit losses, and non-economic payments. Such fair value adjustments are heavily affected by, and in part fluctuate with, changes in market interest rates, credit spreads and other market factors and are not expected to result in an economic gain or loss.

2) Elimination of fair value gains (losses) on the Company’s CCS. Such amounts are affected by changes in market interest rates, the Company's credit spreads, price indications on the Company's publicly traded debt, and other market factors and are not expected to result in an economic gain or loss.

3) Elimination of unrealized gains (losses) on the Company’s investments that are recorded as a component of accumulated other comprehensive income (AOCI) (excluding foreign exchange remeasurement). The AOCI component of the fair value adjustment on the investment portfolio is not deemed economic because the Company generally holds these investments to maturity and therefore should not recognize an economic gain or loss.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

Management uses non-GAAP adjusted book value, adjusted for FG VIE consolidation, to measure the intrinsic value of the Company, excluding franchise value. Growth in non-GAAP adjusted book value per share, adjusted for FG VIE consolidation (core adjusted book value), is one of the key financial measures used in determining the amount of certain long-term compensation elements to management and employees and used by rating agencies and investors. Management believes that non-GAAP adjusted book value is a useful measure because it enables an evaluation of the Company’s in-force premiums and revenues net of expected losses. Non-GAAP adjusted book value is non-GAAP operating shareholders’ equity, as defined above, further adjusted for the following:

1) Elimination of deferred acquisition costs, net. These amounts represent net deferred expenses that have already been paid or accrued and will be expensed in future accounting periods.

2) Addition of the net present value of estimated net future revenue on non-financial guaranty contracts. See below.

3) Addition of the deferred premium revenue on financial guaranty contracts in excess of expected loss to be expensed, net of reinsurance. This amount represents the expected future net earned premiums, net of expected losses to be expensed, which are not reflected in GAAP equity.

4) Elimination of the tax effects related to the above adjustments, which are determined by applying the statutory tax rate in each of the jurisdictions that generate these adjustments.

The unearned premiums and revenues included in non-GAAP adjusted book value will be earned in future periods, but actual earnings may differ materially from the estimated amounts used in determining current non-GAAP adjusted book value due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults and other factors.

Reconciliation of GAAP Shareholders' Equity to
Non-GAAP Operating Shareholders' Equity (1) and Non-GAAP Adjusted Book Value (1)
(in millions, except per share amounts)

	As of
	June 30, 2018		December 31, 2017
	Total	Per Share	Total	Per Share

Shareholders' equity	$6,634	$60.52	$6,839	$58.95
Less pre-tax adjustments:
Non-credit impairment unrealized fair value gains (losses) on credit derivatives	(72)	(0.65)	(146)	(1.26)
Fair value gains (losses) on CCS	58	0.53	60	0.52
Unrealized gain (loss) on investment portfolio excluding foreign exchange effect	290	2.64	487	4.20
Less taxes	(65)	(0.60)	(83)	(0.71)
Non-GAAP operating shareholders' equity	6,423	58.60	6,521	56.20
Pre-tax adjustments:
Less: Deferred acquisition costs	102	0.93	101	0.87
Plus: Net present value of estimated net future revenue	217	1.98	146	1.26
Plus: Net unearned premium reserve on financial guaranty contracts in excess of expected loss to be expensed	3,083	28.13	2,966	25.56
Plus taxes	(542)	(4.95)	(512)	(4.41)
Non-GAAP adjusted book value	$9,079	$82.83	$9,020	$77.74

Gain (loss) related to FG VIE consolidation included in non-GAAP operating shareholders' equity (net of tax provision of $2 and $2)	$7	$0.07	$5	$0.03
Gain (loss) related to FG VIE consolidation included in non-GAAP adjusted book value (net of tax benefit of $3 and $3)	$(12)	$(0.11)	$(14)	$(0.12)

Shares outstanding at the end of the period	109.6		116.0
________________________________________________

(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

Net Present Value of Estimated Net Future Revenue

Management believes that this amount is a useful measure because it enables an evaluation of the value of future estimated revenue for non-financial guaranty insurance contracts. There is no corresponding GAAP financial measure. This amount represents the present value of estimated future revenue from the Company’s non-financial guaranty insurance contracts, net of reinsurance, ceding commissions and premium taxes, for contracts without expected economic losses, and is discounted at 6%. Estimated net future revenue may change from period to period due to changes in foreign exchange rates, prepayment speeds, terminations, credit defaults or other factors that affect par outstanding or the ultimate maturity of an obligation.

PVP or Present Value of New Business Production

Management believes that PVP is a useful measure because it enables the evaluation of the value of new business production for the Company by taking into account the value of estimated future installment premiums on all new contracts underwritten in a reporting period as well as premium supplements and additional installment premium on existing contracts as to which the issuer has the right to call the insured obligation but has not exercised such right, whether in insurance or credit derivative contract form, which management believes GAAP gross written premiums and the net credit derivative premiums received and receivable portion of net realized gains and other settlements on credit derivatives (Credit Derivative Realized Gains (Losses)) do not adequately measure. PVP in respect of contracts written in a specified period is defined as gross upfront and installment premiums received and the present value of gross estimated future installment premiums, discounted, in each case, at 6%. Under GAAP, financial guaranty installment premiums are discounted at a risk free rate. Additionally, under GAAP, management records future installment premiums on financial guaranty insurance contracts covering non-homogeneous pools of assets based on the contractual term of the transaction, whereas for PVP purposes, management records an estimate of the future installment premiums the Company expects to receive, which may be based upon a shorter period of time than the contractual term of the transaction. Actual future earned or written premiums and Credit Derivative Realized Gains (Losses) may differ from PVP due to factors including, but not limited to, changes in foreign exchange rates, prepayment speeds, terminations, credit defaults, or other factors that affect par outstanding or the ultimate maturity of an obligation.

Reconciliation of GWP to PVP (1)
(in millions)

	Quarter Ended
	June 30, 2018
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$170	$55	$158	$10	$393
Less: Installment GWP and other GAAP adjustments(2)	20	32	5	1	58
Upfront GWP	150	23	153	9	335
Plus: Installment premium PVP(3)	84	30	5	0	119
PVP	$234	$53	$158	$9	$454

	Quarter Ended
	June 30, 2017
	Public Finance		Structured Finance
	U.S.	Non - U.S.	U.S.	Non - U.S.	Total
GWP	$44	$26	$1	$8	$79
Less: Installment GWP and other GAAP adjustments(2)	(2)	26	1	0	25
Upfront GWP	46	—	—	8	54
Plus: Installment premium PVP	0	14	0	2	16
PVP	$46	$14	$0	$10	$70
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(1)	The non-GAAP financial measures presented in the table above should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP.

(2)
Includes present value of new business on installment policies discounted at the prescribed GAAP discount rates, GWP adjustments on existing installment policies due to changes in assumptions, any cancellations of assumed reinsurance contracts, and other GAAP adjustments.

(3)	Includes PVP of credit derivatives assumed in the SGI Transaction in second quarter 2018.

Conference Call and Webcast Information

The Company will host a conference call for investors at 8:00 a.m. Eastern Time (9:00 a.m. Atlantic Time) on Thursday, August 2, 2018. The conference call will be available via live and archived webcast in the Investor Information section of the Company's website at AssuredGuaranty.com or by dialing 1-877-281-1545 (in the U.S.) or 1-412-902-6609 (International). A replay of the call will be made available through November 1, 2018. To listen to the replay, dial 1-877-344-7529 (in the U.S.) or 1-412-317-0088 (International), passcode 10122662. The replay will be available one hour after the conference call ends.

Please refer to Assured Guaranty's June 30, 2018 Financial Supplement, which is posted on the Company's website at assuredguaranty.com/investor-information/by-company/assured-guaranty-ltd, for more information on the Company's financial guaranty portfolio, investment portfolio and other items. The Company is also posting on the same page of its website:

•	“Public Finance Transactions in 2Q 2018,” which lists the U.S. public finance new issues insured by the Company in second quarter 2018, and

•	“Structured Finance Transactions at June 30, 2018,” which lists the Company's structured finance exposure as of that date.

In addition, the Company is posting at assuredguaranty.com/presentations the “June 30, 2018 Equity Investor Presentation.” Furthermore, the Company's separate-company subsidiary financial supplements and its Fixed Income Presentation for the current quarter will be posted on the Company's website when available. Those documents will be furnished to the Securities and Exchange Commission in a Current Report on Form 8-K.

# # #

Assured Guaranty Ltd. is a publicly traded (NYSE: AGO) Bermuda-based holding company. Its operating subsidiaries provide credit enhancement products to the U.S. and international public finance, infrastructure and structured finance markets. More information on Assured Guaranty Ltd. and its subsidiaries can be found at AssuredGuaranty.com.

Cautionary Statement Regarding Forward-Looking Statements

Any forward-looking statements made in this press release reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. For example, Assured Guaranty's calculations of non-GAAP adjusted book value, PVP, net present value of estimated future installment premiums in force and total estimated net future premium earnings and statements regarding its capital position and demand for its insurance and other forward-looking statements could be affected by reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance;
rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL’s subsidiaries have insured; developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; increased competition, including from new entrants into the financial guaranty industry; rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty's investment portfolio and in collateral posted by and to Assured Guaranty; the inability of Assured Guaranty to access external sources of capital on acceptable terms; changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; changes in applicable accounting policies or practices; changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; difficulties with the execution of Assured Guaranty’s business strategy; loss of key personnel; the effects of mergers, acquisitions and divestitures; natural or man-made catastrophes; other risk factors identified in AGL's filings with the U.S. Securities and Exchange Commission; other risks and uncertainties that have not been identified at this time; and management’s response to these factors. Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of August 1, 2018, and Assured Guaranty undertakes no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Contact Information

Robert Tucker
Senior Managing Director, Investor Relations and Corporate Communications
212-339-0861
rtucker@agltd.com

Ashweeta Durani
Vice President, Corporate Communications
212-408-6042
adurani@agltd.com